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                                SUBSERVICING AGREEMENT

          THIS SUBSERVICING AGREEMENT (the "Agreement") is made as of this fourteenth day of May, 1998 by and between GMAC Commercial Mortgage Corporation and LTC Properties, Inc., as subservicer in such capacity (the "Subservicer").

                                      RECITALS

          A. Pursuant to that certain Pooling and Servicing Agreement dated as of April 20, 1998 (the "Pooling and Servicing Agreement") among LTC REMIC IV Corporation, as Depositor (the "Depositor"), LASALLE NATIONAL BANK, as Trustee (the "Trustee"), GMAC Commercial Mortgage Corporation, as Master Servicer (the "Master Servicer") and LTC Properties, Inc., as Special Servicer and Originator ("LTC"), the Depositor transferred the entire beneficial ownership in certain mortgage loans (the "Mortgage Loans"), and in certain LTC Commercial Mortgage Pass-Through Certificates, Series 1993-1, Class E (the "Mortgage Certificates") issued together with certain senior classes of certificates which senior classes were offered pursuant to an offering circular dated July 28, 1993 (which is referred to herein as the "Series 1993-1 Mortgage Certificates Offering Circular"), to the extent described in the Pooling and Servicing Agreement in exchange for certain pass-through certificates issued in multiple classes. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          B. Pursuant to the Pooling and Servicing Agreement, the Master Servicer has agreed to service the Mortgage Loans and to perform certain other duties with respect to the Mortgage Loans and the Mortgage Certificates as more fully described in the Pooling and Servicing Agreement.

          C. The Master Servicer and the Subservicer desire to enter into this Agreement for the purpose of transferring from the Master Servicer to the Subservicer certain of the Master Servicer's rights and obligations under the Pooling and Servicing Agreement, as more fully set forth herein, insofar as such rights and obligations pertain to the Mortgage Loans. Subservicer shall have no rights or obligations with respect to the servicing of the Mortgage Certificates.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth herein, the parties hereto do hereby agree as follows.

     1. REPRESENTATIONS-WARRANTIES AND COVENANTS OF SUBSERVICER. The Subservicer hereby represents and warrants to and covenants with the Master Servicer that as of the date hereof and at all times during the term hereof:

          1.1   ORGANIZATION.   The Subservicer is a corporation duly organized,
validly existing and in good standing under the laws of the State of Maryland and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the


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extent necessary to perform its obligations under this Agreement and ensure the enforceability of each Mortgage Loan by the Subservicer in accordance with the terms of this Agreement.

          1.2 NO BREACH. The execution and delivery of this Agreement by the Subservicer and its performance of and compliance with the terms of this Agreement will not violate the Subservicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or the lapse of time or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Subservicer is a party or which may be applicable to the Subservicer or any of its assets.

          1.3 AUTHORITY. This Agreement, assuming due authorization, execution and delivery by the Master Servicer, constitutes a valid, legal and binding obligation of the Subservicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and similar laws affecting the rights and remedies of creditors generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforcement is sought in a proceeding in equity or at law).

          1.4 NO VIOLATION. The Subservicer is not in violation of, and the execution and delivery of this Agreement by the Subservicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any law or regulation applicable to the Subservicer, any order or decree of any court or of any federal, state, municipal or governmental agency having jurisdiction, which violation could reasonably be expected to materially affect the performance of its duties hereunder.

          1.5   NO LITIGATION.   No litigation is pending or, to the best
knowledge of the Subservicer, threatened, against the Subservicer, which would prohibit its entering into or performing its obligations under this Agreement.

     2.   SUBSERVICING OF MORTGAGE LOANS.

          2.1 GENERAL DUTIES. The Subservicer shall perform for the Master Servicer all services and duties described herein and in the Schedule of Duties to be performed by the Subservicer attached to this Agreement as EXHIBIT A, in each case in accordance with the terms of the Pooling and Servicing Agreement and of applicable law. In performing its duties hereunder, the Subservicer shall have the status of and shall act as an independent contractor. Nothing herein shall be construed to create a partnership or joint venture between the Master Servicer and the Subservicer. Nothing contained in this Agreement shall prohibit the Master Servicer from taking any action, including the payment of advances or other amounts, which it deems necessary to assure the fulfillment of any of its duties under the Pooling and Servicing Agreement or any related document, agreement or instrument, whether or not the Subservicer is also required to fulfill such duty pursuant to this Agreement.

          2.2   REMITTANCE REPORTS AND ACCOUNTING.   In addition to the other
reports and information that the Subservicer is required to provide to the Master Servicer pursuant to


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this Agreement, the Subservicer shall provide to the Master Servicer in each month during the term hereof, (i) no later than the day following the Determination Date occurring in each such month, the information described in EXHIBIT B attached hereto and (ii) not later than thirty (30) days after each such Determination Date, with respect to any Subservicing Account meeting the requirements of Section 3.5 of the Pooling and Servicing Agreement or other fund or account maintained by the Subservicer hereunder and in a form reasonably acceptable to the Master Servicer and the Subservicer, a statement prepared by the Subservicer setting forth the status of the applicable fund or account as of the close of business on such Determination Date and detailing, for the period covered by such statement, each category of deposit into and withdrawal from and earnings on such fund or account (clauses (i) and (ii) together, "Servicing Information").

          In addition, on or before April 15 of each year, beginning with April 15, 1999, the Subservicer at its expense shall cause to be prepared and delivered to the Master Servicer, a statement in the form, and prepared by a firm of Independent public accountants satisfying the criteria described in
Section 3.15 of the Pooling and Servicing Agreement, except that such statement shall relate to the Subservicer's subservicing activities hereunder.

          Notwithstanding any other provision contained herein, any required statements, certifications, elections, notices, reports, plans or responses to direction from any Person which are required by the Pooling and Servicing Agreement to be in the name of or to be otherwise provided by the Master Servicer and which are delegated to the Subservicer hereunder shall be prepared by the Subservicer at its expense in the form required by the Pooling and Servicing Agreement and shall be delivered, no later than the second Business Day prior to the day such item is required from the Master Servicer under the Pooling and Servicing Agreement, to the Master Servicer for its execution as Master Servicer and its distribution in accordance with the Pooling and Servicing Agreement.

          For the purposes hereof, the term "Subservicing Account" shall mean any bank or trust account maintained by the Subservicer in connection with the performance of its duties hereunder. Any such account maintained by the Subservicer shall be maintained in the name of the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders, and shall be an Eligible Account.

          2.3 FIDELITY BOND AND INSURANCE. The Subservicer, at no expense to the Master Servicer, shall keep in force during the term of this Agreement, for the benefit of the Trustee and the Master Servicer, a policy or policies of insurance covering errors and omissions for failure in the performance of the Subservicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers. The Subservicer shall also maintain a fidelity bond in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers. The Subservicer shall be deemed to have complied with this provision if an affiliate of the Subservicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the


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Subservicer.  Each such fidelity bond and errors and omissions policy shall be issued by an insurer having a claims-paying ability of at least "A" by S&P or otherwise acceptable to the Rating Agencies; PROVIDED, HOWEVER, that so long as the long term debt or deposit obligations of the Subservicer are rated at least "A" by S&P, the Subservicer shall be allowed to provide self-insurance with respect to an errors and omissions insurance policy. Any such errors and omissions policy and fidelity bond shall not be canceled without 10 days' prior written notice to the Trustee and the Master Servicer.

          2.4 DOCUMENTS RECEIVED AFTER TERMINATION. The Subservicer shall promptly deliver and remit to the Master Servicer any Mortgage Files and any and all bills, invoices, insurance policies, letters, documents and all other correspondence or communications relating to the Mortgage Loans (collectively, "Loan Documents") that are received by the Subservicer after termination of this Agreement. The Subservicer's obligations under this Section 2.4 with respect to such documents, correspondence and communications shall be those of a trustee or other fiduciary.

          2.5 REMITTANCES INTO THE COLLECTION ACCOUNT. The Subservicer shall deposit into the Collection Account not later than three Business Days after receipt thereof or the day preceding each Master Servicer Remittance Date, whichever occurs first, all proceeds of Mortgage Loans received by the Subservicer in accordance with Section 3.1(b) (2) of the Pooling and Servicing Agreement, without any deduction for the Subservicer's servicing compensation; PROVIDED, HOWEVER, that Mortgage Loan proceeds received by the Subservicer on or within two Business Days prior to the Determination Date shall be deposited into the Collection Account no later than the date after the Determination Date. The Subservicer shall notify the Master Servicer not later than the applicable Determination Date of payments received during this two-Business Day period. If the Subservicer fails to remit to the Master Servicer any amounts required to be remitted pursuant to this section, the Subservicer shall pay interest at the Advance Rate on amounts not remitted. The Subservicer also shall remit to the Collection Account not later than the Closing Date referred to in the Pooling and Servicing Agreement all interest and principal held by the Subservicer with respect to the Mortgage Loans other than interest and principal due on or prior to the Cut-Off Date, together with all funds held in reserve or escrow accounts or lock-box accounts or otherwise pertaining to the Mortgage Loans.

          2.6 STATEMENTS AS TO COMPLIANCE. On or before April 15 of each year, beginning April 15, 1999, the Subservicer will deliver to the Master Servicer, the Trustee and the Depositor an Officers' Certificate stating, as to the signatory thereof, that (i) a review of the activities of the Subservicer during the preceding calendar year (or such longer period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Subservicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or such longer period), or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer, the nature and status thereof and what action the Subservicer proposes to take with respect thereto and (iii) whether it has received any notice


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regarding qualification, or challenging the status, of either of the Upper-Tier
REMIC or the Lower-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body.

          2.7 PURCHASE OF ALL OUTSTANDING MORTGAGE LOANS. The Subservicer shall be assigned the right of the Master Servicer during the term of this Agreement to exercise the option contained in Section 9.1(c) of the Pooling and Servicing Agreement to purchase all of the Mortgage Loans then included in the Trust Fund, all property acquired in respect of any Mortgage Loan and any assets conveyed to the Trust Fund.

          If the Subservicer elects to exercise such option, it shall notify the Master Servicer and the Trustee of such election no later than 30 days prior to the Early Termination Determination Date, as provided in Section 9.1 of the Pooling and Servicing Agreement.

          Upon payment by the Subservicer to the Master Servicer for deposit into the Collection Account in accordance with the Pooling and Servicing Agreement of the amount required by Section 9.1 thereof in connection with the exercise of such option, the Master Servicer shall release or cause to be released to the Subservicer, promptly upon its receipt thereof, the Mortgage Files for the remaining Mortgage Loans and REO Properties, and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Subservicer title to such Mortgage Loans and REO Properties.

          2.8   MODIFICATIONS. WAIVERS, AMENDMENTS AND CONSENTS.

                (a) So long as the Subservicer and Special Servicer (with respect to those Mortgage Loans for which the Subservicer is Special Servicer, pursuant to the Pooling and Servicing Agreement) is LTC, the Subservicer may, and is hereby expressly permitted to, consent to any modification, waiver or amendment of any term of any Mortgage Loan serviced by the Subservicer, or to any substitution of collateral, requested by the related Borrower without the prior consent of the Master Servicer, except as prohibited by this Section 2.8. The Subservicer is expressly authorized to execute and deliver all agreements, letters, certificates and other written instruments necessary to effect any such modification, waiver or amendment. All modifications, waivers or amendments of any such Mortgage Loan shall be in writing and shall be consistent with the servicing standard set forth in Section 3.1 of the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement provides that with respect to Mortgage Loans #152, #153, #214, #215 and #216, the Master Servicer shall act as Special Servicer, and with respect to any of such Mortgage Loans, the Subservicer shall have no authority to act as provided herein following the occurrence of a Servicing Transfer Event which pertains to any such Mortgage Loan.

                (b) The Subservicer may not agree to a modification, waiver or amendment of any term of any Mortgage Loan if such modification, waiver or amendment would:



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                     (i)    cause (A) a loss of REMIC status with respect to
          either the Upper-Tier REMIC or Lower-Tier REMIC, or (2) a gain on the disposition of a Qualified Mortgage which would be subject to the 100% tax on prohibited transactions imposed by Section 86OF(a) of the Code, or (C) the Upper-Tier REMIC or Lower-Tier REMIC to be subject to any tax under the REMIC Provisions, which shall be required to be evidenced by an Opinion of Counsel to be obtained at the expense of the Borrower requesting such modification, waiver or amendment;

                     (ii) reduce in any manner the amount of, or delay or alter the timing of, payments to be received on such Mortgage Loan which are required to be distributed on any Certificate, unless a default in respect of payment on such Mortgage Loan has occurred, or, in the Subservicer's reasonable judgment, as evidenced by an Officer's Certificate, is imminent; or

                     (iii) result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as determined by an appraisal delivered to the Subservicer) of the property to be released, or would in the Subservicer' s judgment, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a default in respect of payment on such Mortgage Loan has occurred, or, in the Subservicer's reasonable judgment, as evidenced by an Officer's Certificate, is imminent.

                (c) The Subservicer may (i) extend the date on which any Balloon Payment is scheduled to be due, and (ii) defer a portion of the scheduled monthly payments of principal and interest on any Mortgage Loan, PROVIDED, that the Subservicer has determined that the conditions set forth in Sections 3.20(c) and (d) of the Pooling and Servicing Agreement, respectively, are satisfied.

                (d) The Subservicer may from time to time permit a Borrower to substitute collateral for all or a portion of the related Mortgaged Property or pledge additional collateral for the related Mortgage Loan, or may release part of the related Mortgaged Property from the lien of the related Mortgage, provided that the Subservicer has determined that the conditions set forth in
Section 3.20(h) of the Pooling and Servicing Agreement are satisfied.

                (e) Notwithstanding anything to the contrary contained in this Agreement, the Subservicer shall not agree to any modification, waiver, amendment or consent pursuant to subsections (b), (c) or (d) above unless each Rating Agency shall have confirmed in writing that such modification, waiver, amendment or consent will not result in the downgrading or withdrawal of the then current rating of the Certificates by such Rating Agency, or Certificateholders representing 100% of the Voting Rights shall have consented thereto.


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

                (f) The Subservicer may, as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is not prohibited by the terms of this Agreement, require that such Borrower pay to the Subservicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Subservicer. The Subservicer shall also be entitled to the additional compensation referred to in Section 3.12 of the Pooling and Servicing Agreement.

                (g) Should any party ("Successor Special Servicer") other than LTC be appointed Special Servicer for any of the Mortgage Loans, the Subservicer, prior to the occurrence of a Servicing Transfer Event with respect to any such Mortgage Loan, is expressly permitted to exercise all of the rights granted under this Section 2.8 without the prior consent of the Successor Special Servicer, and upon exercise of such rights, shall not be required to convey to the Successor Special Servicer any of the Mortgage Loans serviced by the Subservicer, including any modified or amended Mortgage Loan. The Subservicer is expressly permitted to, and shall, service and administer the Mortgage Loans it is obligated to service pursuant to this Agreement.

                (h) The Subservicer shall promptly notify the Trustee and the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof.

          2.9   FILING AND RECORDING FEES.   All costs and fees incurred in
connection with the filing of any UCC-2 or UCC-3 filings or the recording of any assignments or reassignments of leases, rents and profits pursuant to Section
2.01 of the Pooling and Servicing Agreement shall be borne by the Subservicer.

          2.10  ADVANCES.  All advances required hereunder pursuant to Section
3.22 of the Pooling and Servicing Agreement shall be made no later than two (2) days after the related Determination Date.

          2.11 MORTGAGE CERTIFICATES. Notwithstanding any provision to the contrary herein or in the Pooling and Servicing Agreement, the Subservicer shall have no duties or obligations with respect to the servicing of the Mortgage Certificates and shall be paid no fee or other compensation in connection therewith. Should the Subservicer at any time receive any funds with respect to the Mortgage Certificates, the Subservicer shall immediately advise the Master Servicer of such receipt and shall deposit such funds in the Collection Account.

     3.   COMPENSATION TO THE SUBSERVICER.

          3.1   SUBSERVICING FEE.   As compensation for the activities of the
Subservicer hereunder, the Master Servicer shall, no later than the first Business Day following each Distribution Date, remit to the Subservicer the Subservicing Fee, as described below, with


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respect to each Mortgage Loan, payable from amounts in the Collection Account paid to the Master Servicer. The Subservicing Fee, with respect, to each Mortgage Loan and for each Due Period, shall be an amount equal to the product of one-twelfth of the Subservicing Fee Rate and the Scheduled Principal Balance of each Mortgage Loan outstanding immediately prior to the application of the Monthly Payment due on the Due Date in such Due Period; PROVIDED, HOWEVER, that the Subservicer's right to receive the Subservicing Fee shall be subject to the requirement that the Subservicing Fee be applied to cover any of Prepayment Interest Shortfalls over Prepayment Interest Excess for such Due Period, and the Subservicing Fee also shall be reduced by an amount equal to Advance Interest which may accrue with respect to any amount which the Subservicer is required hereunder to advance as a P&I Advance or a Servicing Advance, and which the Subservicer fails to so advance. The Subservicing Fee Rate is equal to .02% (two basis points) per annum. The right to receive the Subservicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Subservicer's responsibilities and obligations under his Agreement.

          3.2   REIMBURSEMENTS.   The Master Servicer shall remit to the
Subservicer, solely from funds available to Master Servicer pursuant to the Pooling and Servicing Agreement, the following amounts: (i) amounts sufficient to reimburse the Subservicer for all Servicing Advances and P&I Advances pursuant to the Pooling and Servicing Agreement made by the Subservicer plus any applicable interest on any such Advances pursuant to the Pooling and Servicing Agreement, if and when funds are available for withdrawal in respect thereof by the Master Servicer pursuant to Section 3.6(iii) of the Pooling and Servicing Agreement; and (ii) amounts sufficient to indemnify the Subservicer for any loss, liability or expense incurred by the Subservicer for which indemnity from the Trust Fund is received by the Master Servicer pursuant to Section 6.3 of the Pooling and Servicing Agreement if and when funds are available for withdrawal in respect thereof by the Master Servicer pursuant to the Pooling and Servicing Agreement subject to the Master Servicer's recovery of its loss, liability or expenses from such monies.

          3.3 OTHER EXPENSES. The Subservicer shall be required to pay all expenses incurred by it in connection with its subservicing activities hereunder, including payment of premiums for the fidelity bond and insurance required by Section 2.3 hereof. Except as otherwise provided herein, the Master Servicer shall not be responsible to reimburse the Subservicer for any expenses incurred by the Subservicer or any disbursements or advances required to be made by the Subservicer in the performance of the Subservicer's duties hereunder and under the Pooling and Servicing Agreement. It is hereby understood that the Subservicing Fee and the reimbursement payments payable under Section 3.2 hereof represent the sole compensation payable by the Master Servicer to the Subservicer hereunder.

          3.4 MASTER SERVICER OBLIGATIONS. The Master Servicer agrees to request payment and/or reimbursement as contemplated by Sections 3.1 and 3.2 hereof when and as permitted by, and in accordance with, the Pooling and Servicing Agreement. In addition, the Master Servicer shall furnish the Subservicer with copies of all notices received by the Master Servicer under the Pooling and Servicing Agreement (other than such notices furnished by the Subservicer) as soon as is practicable following the Master Servicer's receipt of the same.


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          3.5   CERTAIN TRUST FUND EXPENSES.  As long as the Subservicer is LTC all expenses of the Trust Fund in connection with ongoing fees of the Rating Agencies shall be borne by the Subservicer at its sole expense.

     4.   TERM.   Except in the event that this Agreement is terminated pursuant to Section 5.1, 5.2 or 5.3 hereof, this Agreement shall continue in effect until the termination of the obligations and responsibilities of the parties to the Pooling and Servicing Agreement under the Pooling and Servicing Agreement pursuant to Article IX thereof.

     5.   TERMINATION.

          5.1 TERMINATION FOR CAUSE. The occurrence of any of the following events shall constitute a "Subservicer Default:"

                (a) If the Subservicer shall fail to pay to the Master Servicer any amount due to the Master Servicer pursuant to Section 7.1 hereunder and such failure shall continue for a period of 30 days after written notice thereof has been delivered to the Subservicer by the Master Servicer;

                (b) If the Subservicer shall fail to make any payment, other than as described in (a) above, when due hereunder;

                 (c) If the Subservicer shall materially breach any other term of this Agreement or any term of the Pooling and Servicing Agreement specified in Exhibit A hereto and such breach shall not be cured within 50 days after written notice thereof has been delivered to the Subservicer by the Master Servicer;

                (d) If a decree or order for relief of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Subservicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Subservicer or of or relating to all or substantially all of. its property; or the Subservicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations;

                (e) If the Subservicer shall assign or attempt to assign its interest under this Agreement or delegate or attempt to delegate any portion of its rights,


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

          duties or obligations hereunder without the written consent of the Master Servicer; provided, however, that delegation of the Subservicer's duties and obligations shall not constitute a default hereunder so long as the Subservicer remains primarily liable to the Master Servicer for the duties or obligations so delegated; or

                (f) If the Rating Agency shall give notice that the rating assigned to any class of the Certificates may be downgraded or qualified, or that such rating may be withdrawn, if the Subservicer is not terminated.

          In each and every case, so long as a Subservicer Default shall not have been remedied, the Master Servicer may, by notice in writing to the Subservicer, terminate all of the rights and obligations of the Subservicer as subservicer under this Agreement. On or after the receipt by the Subservicer of such written notice, all of its authority and power under this Agreement shall pass to and be vested in the Master Servicer pursuant to and under this Section.

          5.2 TERMINATION BY TRUSTEE OR OTHER SUCCESSOR MASTER SERVICER. Notwithstanding anything to the contrary contained herein, in the event that the Master Servicer shall, for any reason (including, without limitation, termination of the Master Servicer pursuant to Article VII of the Pooling and Servicing Agreement) no longer be the Master Servicer under the Pooling and Servicing Agreement, the Trustee or any successor Master Servicer under the Pooling and Servicing Agreement shall, pursuant to Section 9 hereof, assume the rights and obligations of the Master Servicer under this Agreement. The Trustee or such successor Master Servicer shall only be entitled to terminate this Agreement upon the occurrence of any of the events described in Section 5.1 hereof.

          5.3   RIGHTS UPON TERMINATION.   Upon termination of this Agreement
pursuant to Section 5.1 hereof, the Subservicer shall deliver to the Master Servicer all documents relating to the Mortgage Loans in its possession not previously delivered to the Master Servicer, together with all funds held with respect to the Mortgage Loans. In addition, the Subservicer shall cooperate with the Master Servicer and use its reasonable best efforts to assist the Master Servicer in the transfer of the servicing rights to the Master Servicer or the Master Servicer's nominee. Upon termination of this Agreement pursuant to
Section 5.2 hereof, the Subservicer shall deliver to the Trustee, as successor to the rights and obligations of the Master Servicer hereunder, all documents relating to the Mortgage Loans in its possession not previously delivered to the Master Servicer, together with all funds held with respect to the Mortgage Loans, and shall cooperate with and assist the Trustee to the same extent as it would the Master Servicer pursuant to the preceding sentence. The Master Servicer and the Subservicer each covenants and agrees to comply with all laws, rules and regulations of any federal, state or local government authority applicable to the termination of this Agreement and the transfer of the servicing rights to the Master Servicer or the Trustee, as applicable.

          5.4   LIMITATION ON RESIGNATION OF THE SUBSERVICER.   The Subservicer
shall not resign from the obligations and duties hereby imposed on it. except
(a) by mutual consent of


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

the Master Servicer and the Subservicer, or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the foregoing clauses shall be evidenced by an Opinion of Counsel (obtained at the Subservicer's cost) to such effect delivered to the Master Servicer.

     6.   ADDITIONAL RIGHTS OF THE MASTER SERVICER.

          6.1 OWNERSHIP OF DOCUMENTATION. Subject to the rights of the Trustee and the Certificateholders under the Pooling and Servicing Agreement, all Mortgage Files held or received by the Subservicer in connection with the subservicing of the Mortgage Loans, whether or not prepared, developed or originated by the Subservicer, shall be and remain at all times the property of the Master Servicer, it being expressly understood that any Mortgage Files in the possession of the Subservicer are retained in a custodial capacity only in order, and during only such time as is necessary, to permit the performance of the Subservicer's obligations hereunder. Subject to the last sentence of this
Section 6.1, the Subservicer shall not acquire any vested rights with respect to the Mortgage Files and shall not have the right to possession of them except as may be necessary to permit the Subservicer to fulfill its obligations hereunder. Subsequent to the termination of this Agreement, the Subservicer shall promptly deliver all such Mortgage Files to the Master Servicer or the Trustee, as applicable. Such delivery shall be accompanied by a list identifying the Mortgage File for each Mortgage Loan, the Master Servicer's loan number (provided that the Master Servicer previously has furnished its loan numbers to the Subservicer) and such other information as is reasonably requested by the Master Servicer or the Trustee to identify the Mortgage Loans so delivered. Notwithstanding anything contained in this Section 6.1 to the contrary, copies of Mortgage Files maintained by the Subservicer shall remain the property of the Subservicer and may be retained by the Subservicer after the termination of this Agreement.

          6.2 INSPECTION OF MORTGAGE RECORDS. The Master Servicer and its representatives, agents, consultants, examiners and other Persons authorized by the Master Servicer shall have the right to inspect the documents and records maintained by the Subservicer with respect to the Mortgage Loans during the Subservicer's regular business hours upon reasonable notice, and the Subservicer shall make such documents and records available to the Master Servicer for inspection. The Subservicer shall afford the Depositor and the Trustee access to records in accordance with Sections 3.23, 6.5 and 6.8 of the Pooling and Servicing Agreement.

     7.   INDEMNIFICATION.

          7.1   GENERAL.   The Subservicer agrees to pay, and shall indemnify,
defend and hold harmless, the Master Servicer and the Master Servicer's directors, officers, employees and agents (collectively, "Indemnitee"), from and against any loss, liability, penalty, fine or expense incurred in connection with any action or claim (including the reasonable compensation and the expenses and disbursements of its counsel) incurred in defending any claim or action or enforcing this indemnity that may result from, relate to or arise out of the Subservicer's acting as subservicer under, breach of or failure to act under, this

Agreement or any payment contemplated under, or transaction contemplated by, this Agreement; PROVIDED, HOWEVER, that the indemnity obligation of the Subservicer shall not apply to any loss, liability or expense arising or resulting from (a) the negligence, intentional misconduct or bad faith of such Indemnitee, (b) the failure of the Master Servicer to perform its obligations hereunder, (c) the breach of the Master Servicer's representations and warranties in Section 2.5 of the Pooling and Servicing Agreement or (d) actions taken, or omitted to be taken, by the Subservicer specifically in accordance with instructions furnished by the Master Servicer pursuant to or in connection with this Agreement; and PROVIDED, FURTHER, that upon full payment of the indemnity provided herein, the Subservicer shall be subrogated to all rights and remedies of the Indemnitee so indemnified, in respect of the matter against which indemnity has been paid.

          7.2 SURVIVAL. All indemnities, obligations, adjustments and payments provided for in this Section 7 shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Agreement or of the Pooling and Servicing Agreement. The obligations of the Subservicer in respect of all such indemnities, obligations, adjustments and payments are expressly made for the benefit of, and shall be enforceable by, the Indemnitee entitled thereto, without declaring any breach of or default under the Pooling and Servicing Agreement or taking any other action thereunder, and notwithstanding any provision of the Pooling and Servicing Agreement.

     8. NOTICES. Any notices and communications hereunder shall be given and deemed given as provided for in Section 10.4 of the Pooling and Servicing Agreement.

     9.   RIGHT OF ASSUMPTION BY TRUSTEE.   In the event that the Master
Servicer shall, for any reason, no longer be the Master Servicer under the Pooling and Servicing Agreement, including without limitation termination of the Master Servicer in accordance with Article VII thereof, the Trustee, as successor to the Master Servicer in its capacity as the Master Servicer under the Pooling and Servicing Agreement or any successor Master Servicer, shall succeed to all of the rights, title and interest of the Master Servicer and assume all of the obligations, duties and liabilities of the Master Servicer under this Agreement without any further act. In such event, the Trustee or the successor Master Servicer appointed pursuant to the Pooling and Servicing Agreement shall be deemed to have replaced the Master Servicer as a party to this Agreement to the same extent as if this Agreement had been assigned to the assuming party. Notwithstanding the foregoing, the Master Servicer shall not thereby be relieved of any obligations, duties or liabilities under this Agreement with regard to events occurring prior to the date the Master Servicer ceased to be the Master Servicer under the Pooling and Servicing Agreement. Following the assumption of the rights and obligations of the Master Servicer pursuant to this Section, the Subservicer at the expense of the Master Servicer shall, upon the request of the Trustee or such successor Master Servicer, deliver to the assuming party all documents and records relating to this Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its reasonable best efforts to effect the orderly and efficient transfer of this Agreement to the assuming party.

     10.  MISCELLANEOUS.

          10.1 ENTIRE AGREEMENT; AMENDMENTS. This Agreement together with the other written agreements referred to herein is intended by the parties to be the final expression of their agreement with respect to the subject matter hereof, and is intended as the complete and exclusive statement of the terms of the agreement between the parties. As such, this Agreement supersedes any prior understanding between the parties, whether oral or written. Notwithstanding the foregoing, in the event that the provisions of this Agreement are inconsistent with the provisions of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall prevail. Any amendments to this Agreement shall be in writing and shall be signed by all parties hereto.

          10.2  INVALIDITY.   To the extent permitted by law, the invalidity of
any portion of this Agreement shall in no way affect the remaining portions hereof.

          10.3  GOVERNING LAW.   This Agreement shall be governed by and
construed in accordance with the laws of the State of New York.

          10.4  AGREEMENT BINDING.   This Agreement shall be binding upon and
inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          10.5  COUNTERPARTS.   This Agreement may be executed in any number of
counterparts. Each counterpart so executed shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          10.6  ASSIGNMENT.   Neither party shall assign this Agreement or any
rights hereunder (including but not limited to the right to receive compensation or money due hereunder) without the prior written consent of the other party hereto; PROVIDED, HOWEVER, that any assumption of the Master Servicer's rights pursuant to Section 9 hereof and Sections 6.2 and 6.4 of the Pooling and Servicing Agreement shall not require the consent of either party hereto.

          10.7 DISPUTES. In the event of any dispute between the parties to this Agreement, the prevailing party shall be entitled to immediate payment of all costs incurred by such party in such dispute, including but not limited to court costs and reasonable attorney's fees.

          10.8  SECTION HEADINGS.   Section headings of this Agreement are
inserted for convenience only and do not in any manner limit or expand this Agreement and do not constitute a part of this Agreement.

          10.9  FURTHER ASSURANCES.   To the extent permitted by law, each of
the Master Servicer and the Subservicer agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments as either party hereto or the Trustee may reasonably request to effectuate the intention of or facilitate the performance of this Agreement or the Pooling and Servicing Agreement.

          10.10 EXERCISE OF RIGHTS.   No failure or delay on the part of either
party to exercise any right, power or privilege under this Agreement and no course of dealing between the Master Servicer and the Subservicer shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which a party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                              GMAC COMMERCIAL MORTGAGE
                              CORPORATION



                              By: /s/ KATHRYN MARQUARDT
                                   --------------------------------
                                   Name: Kathryn Marquardt
                                   Title: Senior Vice President


                              LTC PROPERTIES, INC.


                              By: /s/ PAMELA J PRIVETT
                                   --------------------------------
                                   Name: Pamela J Privett
                                   Title: Senior V.P. and General Counsel

                                     EXHIBIT A

                                 SCHEDULE OF DUTIES

                         TO BE PERFORMED BY THE SUBSERVICER

          In addition to the duties otherwise contained in the Subservicing Agreement, but subject to the provisions of Section 2.11 thereof, the Subservicer shall be obligated to perform the following, in each case at the time and in the manner required under the terms of the Pooling and Servicing Agreement (capitalized terms used in this Exhibit A have the meanings assigned thereto in the Subservicing Agreement or the Pooling and Servicing Agreement, as the case may be):

     1. To provide the Trustee and the Master Servicer with the list of servicing officers of the Subservicer as defined in the definition of "Servicing Officer" in Article I of the Pooling and Servicing Agreement, updated from time to time as reasonably requested by the Master Servicer.

     2. Upon discovery by the Subservicer of the existence in any material respect of a repurchase or substitution event as set forth in Section 3.2 of the Transfer and Repurchase Agreement in respect of any Mortgage Loan, to give prompt notice to the Trustee, the Master Servicer and the Special Servicer as required of the Master Servicer in Section 2.3 of the Pooling and Servicing Agreement.

     3. To give the notices required of the Master Servicer by Section 2.3(c) of the Pooling and Servicing Agreement.

     4. To give the notices required of the Master Servicer by Section 2.5(b) of the Pooling and Servicing Agreement.

     5. To give the notices required of the Master Servicer by Section 2.6(b) of the Pooling and Servicing Agreement.

     6. To (a) perform the duties of the Master Servicer set forth in Subsection 3.1(a) of the Pooling and Servicing Agreement, (b) indemnify the Master Servicer, the Trustee and the Depositor, as specified in the Pooling and Servicing Agreement, to the extent the Subservicer breaches its obligations in the Subservicing Agreement, (c) comply with all statutory or regulatory requirements with regard to the manner in which it conducts its activities pursuant to this item and the Subservicing Agreement, and (d) cooperate with the Master Servicer in its performance of the Master Servicer's duties in Section 3.1(a) of the Pooling and Servicing Agreement. The indemnities of the Subservicer pursuant to this item shall survive the termination or discharge of the Subservicing Agreement or the Pooling and Servicing Agreement. Notwithstanding anything contained herein to the contrary, the Subservicer shall not be permitted to terminate any party acting as Special Servicer with respect to any Mortgage Loan without the prior written consent of the Master Servicer.

     7. To perform the duties of the Master Servicer set forth in Sections 3.1 (subject to the Master Servicer's determination regarding recoverability), 3.3,
3.4 (subject to the Master Servicer's determination regarding recoverability), 3.8, 3.9, 3.10, 3.22, 4.8 and 6.8 of the Pooling and Servicing Agreement.

     8. To provide the information needed by the Master Servicer for the Master Servicer to provide the reports required in Section 4.3 of Pooling and Servicing Agreement.

     9. To provide information requested by the Master Servicer to enable the Master Servicer to deliver the statements required by Section 3.13 of the Pooling and Servicing Agreement.

     10. At the Master Servicer's request to perform the duties set forth in Sections 3.21(a) and 3.21(d) of the Pooling and Servicing Agreement.

     11. To deliver to the Master Servicer (i) an Officer's Certificate of the Subservicer, containing substantially the information required pursuant to
Section 3.14 of the Pooling and Servicing Agreement on or before April 15 of each year, beginning April 15, 1999, but referring to the Subservicer's obligations under the Subservicing Agreement, (ii) an annual independent public accountants' servicing report, containing substantially the information required pursuant to Section 3.15 of the Pooling and Servicing Agreement on or before April 15 of each year, beginning April 15, 1999, but referring to the Subservicer's obligations under the Subservicing Agreement, and (iii) such other information, certified by a responsible officer of the Subservicer, regarding the Subservicer's organization, activities and personnel as the Master Servicer or the Trustee may reasonably request from time to time.

     12.  To perform the inspections required of the Master Servicer in Section
3.19 of the Pooling and Servicing Agreement.

     13. To perform the duties of the Master Servicer set forth in Section 6.5 of the Pooling and Servicing Agreement.

                                      EXHIBIT B


                           SCHEDULE OF SUBSERVICER REPORTS

          The following reports shall be delivered to the Master Servicer by the Subservicer in an electronic format designated by the Master Servicer:

          (1)   CSSA Loan Periodic File to be delivered monthly;

          (2)   Comparative Financial Status Report to be delivered quarterly;

          (3)   Operating Statement Analysis to be delivered annually; and

          (4) Such other reports as may be agreed by the Master Servicer and the Subservicer from time to time.



                                         B-1